Exhbit 10.13

Construction with Investment and
Management of CNG-LNG

Project Contract

February 1, 2007

This contract is signed by both parties on February 1, 2007 in Huangmei County.

Party A: People’s Government of Huangmei County, Hubei Province

Party B: Sinoenergy Corporation
China New Energy Development Investment Company Limited

In order to promote local economic development and in accordance with relevant regulations of Contract Law of the People’s Republic of China and Company Law of the People’s Republic of China, both parties come to an agreement and sign this contract on Party B makes investment in Huangmei County upon the principle of mutual benefit and friendly consultation.

Clause I Introduction of Investors
Sinoenergy Corporation, which is a company listed in NASDAQ, mainly deals with urban natural gas pipeline network, natural gas station and LNG processing factory in China. In 2004, it annexed Qingdao General Machinery Factory, a large state enterprise in Qingdao to manufacture various pressure containers and natural gas equipments. In 2006, it founded automobile natural gas projects in Wuhan, Pingdingshan and Baotou, etc. At present, its total investment in China is over CNY 200 million.
China New Energy Development Investment Company Limited, which is a new energy investment company registered in Hong Kong, mainly deals with investment to natural gas projects in China, and also pays attention to other energy fields such as wind energy, solar energy and biological energy, etc. In recent 3 years, it has founded 5 large CNG master stations in Zhengzhou, Nanjing and Wuhu, etc., and become the largest dealer of CNG master station in China.

Clause II Content and Scale of the Project
1.1 Party A agrees Party B to invest and construct CNG-LNG (Compressed and Liquefied Natural Gas) project in Huangmei County. Scale of the project: annual natural gas processing capacity is 300 million m3, the product in initial period is CNG, and the product in future period is LNG. Target of natural gas is settled by Party B.
1.2 Total investment of the project is USD 28 million (refer to the Feasibility Research Report submitted by Party B).
1.3 The registered capital is USD 5 million in cash.

Clause III Schedule of the Project
Relevant permit procedures and applicable policies shall be confirmed since the date signing this agreement.

Clause IV Scope, Price and Payment of Land for Construction
2.1 Party A transfers a piece of land of 50Mu to Party B at one time (located beside “Deliver Gas of Sichuan to East Part” substation) as industrial land, price of transfer is CNY 74,660/Mu (refer to the appendix for relevant contents of the price), and term of use is 50 years. Transfer of the land is executed in accordance with relevant regulations of China.
2.2 Payment is executed according to the Transfer Contract of Use Right of State Land signed between Party B and the Bureau of State Land and Resources.

Clause V Programming and Construction
4.1 Party A provides land with “Five Connections” close to “Deliver Gas of Sichuan to East Part” substation for Party B (refer to Clause II of appendix). Party A shall assist to provide basic establishments with “Five Connections” such as electricity and water, etc. and road red lines connected to land of the project. Party B shall pay relevant expenses.
4.2 Party B must develop and use the land according to the use, term and conditions regulated in relevant laws and Transfer Contract of Use Right of State Land. Party B can consign designers with relevant qualifications to make programming and design without violating relevant regulations, and transact capital construction procedure after being examined and approved by relevant authorities.

Clause VI Management and Administration
6.1 Production and management of Party B must comply with relevant laws and regulations of China, protect state benefits and maintain market order of fair competition.
6.2 Party B shall execute relevant laws and regulations on labor protection, protect legal rights and benefits of employees, participate in social security system and support work of relevant associations.
6.3 Party B shall execute state financial system, submit accountant report forms and statistic report forms to relevant agencies and accept supervision of relevant departments of local government.

Clause VII Environment Protection and Safe Production
7.1 Party B shall ensure environment protection, fire protection and safe production to reach the “Three Simultaneities” during actualizing the project.
7.2 The project of Party B shall legally fulfill environment appraisal procedure, and exhaust of the “Three Wastes” shall reach the state standard.
7.3 During construction and production of the project, Party B shall perform fire protection and safe production strictly according to relevant state regulations and legally fulfill safety appraisal procedure.

Clause VIII Rights and Obligations
Party A:
1. After the project is put into production, enterprise income tax enjoys the “Two Remissions and Three Deductions” policy, and local kept part of value-added tax and other taxations and fees are executed according to the most preferential policies of the country and Huangmei County.
2. Party A shall ensure the right of legal gas management of Party B.
3. Party A shall assist Party B on various approvals during construction and management. Party A shall be responsible for temporary land requisition from the factory of Party B to “Deliver Gas of Sichuan to East Part” Huangmei Substation High Temperature Pipeline Construction, and Party B shall pay relevant expenses.
4. Party A shall pledge that Party B has adequate independence of management. Party B shall have the right to confirm plan of production and management, collect and use funds, purchase materials for production, organize production and sell products.

5. Party A shall pledge that Party B has adequate right of labor use. Party B can confirm setup of department and employees according to requirement of production and management.
6. Party A shall pledge to provide “On-off” services for the project invested by Party B and settle relevant problems during construction of the project, and actively harmonize relationship between Party B and relevant departments and surrounding areas.
Party B:
1. Party B shall pledge that investment of the project is invested on schedule, and shall not privately alter invested project without consent of Party A.
2. Party B shall pledge to make management and pay taxation legally.
3. Party B shall employ employees in accordance with relevant laws and regulations, legally confirm distribution and level of salaries according to management and economic profits, which shall not be lower than the minimum level of Huangmei County and pay pension, unemployment insurance, medical insurance, industrial injury insurance and procreation insurance.
4. Party B shall accept administration of Party A and comply with various systems of administration of Huangmei County.

Clause IX Supplement
This agreement is in 6 original copies, Party A shall keep 2 of them, and Party B shall keep 4 of them, and this agreement shall come into force after being signed and sealed by both parties. This agreement is nonexclusive, if there are other companies firstly acquiring natural gas resources from Sinopec, Party B shall unconditionally agree Party A to sign contracts with them.
This contract has no rights and obligations with any third party.

Appendix:

I. Explanation on Price of Land
The price of the land transferred by Party A is CNY 74,660/Mu, including:
1. Land Requisition Compensation (Land Compensation and Labor Settlement Subsidy);
2. Fees of approval of land;
3. Price of Land Transfer;
4. Other administrative expenses related with land certificates.

II. Explanation on “Five Connections”
“Five Connections” means road, electricity for construction, water for construction, CATV and telecommunication.

Party A: People’s Government of Huangmei County, Hubei Province
Representative: /s/Chunshe Ye
Title: Deputy Magistrate
Seal: People’s Government of Huangmei County

Party B: Sinoenergy Corporation
Representative: /s/ Tianzhou Deng
Title: Chairman
Seal: Sinoenergy Corporation

Party B: China New Energy Development Investment Company Limited
Representative: /s/ Zhenghong Wang
Title: Chairman
Seal: China New Energy Development Investment Company Limited

Date: February 1, 2007